UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 4, 2011

Procera Networks, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-33691	33-0974674
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100-C Cooper Court, Los Gatos, CA (Address of Principal Executive Offices)	95032 (Zip Code)

Registrant’s telephone number, including area code: (408) 890-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

Effective as of 5 p.m. Eastern time on February 4, 2011, Procera Networks, Inc. (the “Company”) amended its Articles of Incorporation to implement a 10-to-1 reverse split of its common stock and reduce the number of authorized shares of common stock from 130,000,000 to 32,500,000 shares, as previously authorized and approved by the Company’s stockholders at the June 14, 2010 annual meeting.  The Company’s common stock will begin trading on the NYSE Amex Equities on a post-split basis on February 7, 2011.

As a result of the reverse stock split, every ten shares of the Company’s common stock will be combined into one share of common stock. The reverse stock split affects all the Company’s common stock outstanding immediately prior to the effective time of the reverse stock split as well as the number of shares of common stock available for issuance under the Company’s equity incentive plans.  In addition, the reverse stock split will effect a reduction in the number of shares of common stock issuable upon the exercise of stock options or warrants.  In lieu of fractional shares to which a holder of the Company’s common stock would otherwise be entitled as a result of the reverse stock split, the Company will pay cash based on the average of the high and low trading prices of the common stock for the five trading days immediately preceding the effective date of the reverse stock split.

A copy of the Certificate of Amendment to the Company’s Articles of Incorporation effecting the reverse stock split is included herewith as Exhibit 3.1. A copy of the Company's form of common stock certificate following the reverse stock split is included herewith as Exhibit 4.1.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

Number	Description
3.1	Certificate of Amendment to Articles of Incorporation effective February 4, 2011.

4.1	Form of Common Stock Certificate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2011	Procera Networks, Inc.
(Registrant)

	By:	/s/ Charles Constanti
Charles Constanti
Chief Financial Officer and Principal Accounting Officer

INDEX TO EXHIBITS

Number	Description
3.1	Certificate of Amendment to Articles of Incorporation effective February 4, 2011.

4.1	Form of Common Stock Certificate.